Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION
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Corporate Headquarters                                          COMPUWARE [LOGO]
One Campus Martius o Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
January 2, 2007

             Compuware Adds Business Service Management Capabilities
                    Through Acquisition of Proxima Technology

  Acquisition to Extend Compuware Vantage Solution, Enhancing Ability of IT to
                Manage Service Delivery From Business Perspective

DETROIT--January 2, 2007--Compuware Corporation (NASDAQ: CPWR) today announced that it has acquired privately held Proxima Technology for approximately $31 million, net of cash. Headquartered in Denver, and with key offices in Australia and the United Kingdom, Proxima has approximately 70 employees.

Proxima's Centauri product helps the IT organization overcome one of its most prevalent challenges--the inability to offer a clear business view of service delivery. This dynamic limits the ability of IT leaders to communicate effectively with line-of-business customers and to prioritize service-delivery efforts. Centauri addresses these challenges by providing not only a coherent business view of service delivery, but also a customer-facing Service Level Management platform. Centauri also supplies the foundation for automated service-quality improvement based on ITIL and Six Sigma methodologies and best practices.

"Compuware offers a comprehensive family of solutions that help IT organizations increase operational efficiency, improve collaboration with the business and enhance the alignment of IT resources with business priorities," said Compuware Senior Vice President, Product Management and Strategy, John Williams. "With more than 4,000 customers, Compuware's Vantage solution continues to experience tremendous momentum in the marketplace. This acquisition--a natural and complementary addition to the value of Compuware Vantage--builds on that momentum by augmenting the ability of customers to manage service delivery from a business perspective."

Together, Compuware Vantage and Centauri enable customers to combine end-user experience measurement with application performance and service desk metrics--by leveraging Compuware solutions or third-party tools--for an integrated, comprehensive perspective on business service. Centauri also supports the Compuware Changepoint IT Portfolio Management solution through real-time and historical service level compliance metrics.

"Centauri is already the service management solution of choice for the world's leading service providers. These organizations rely on Centauri to contain costs, reduce risk and increase revenue throughout the contract life cycle," said Steve Jones, Chief Executive Officer, Proxima Technology. "Together, Compuware Vantage and Centauri will offer our combined customer base the most comprehensive perspective on business service available."

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Compuware Adds Business Service Management Capabilities Through Acquisition of
Proxima Technology
January 2, 2007

Compuware Corporation

Compuware Corporation maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

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Press Contact

Lisa Elkin, Vice President, Compuware Communications and Investor Relations, 313-227-7345, lisa.elkin@compuware.com

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.